U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                      October 18, 2001 (October 15, 2001)


                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                     22-360876
  (State or jurisdiction of              (I.R.S. Employer Identification Number)
incorporation or organization)

                                    333-88017
                            (Commission File Number)

                  135 Engineers Road, Hauppauge, New York 11788
               (Address of principal executive offices) (Zip Code)


                  Registrant's telephone number: (631) 435-9000


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant's Certifying Accountant.


(a) Effective on October 16, 2001, Arthur Andersen LLP, the firm of independent accountants engaged to audit the registrant's financial statements, was dismissed by the registrant. The decision to dismiss this firm was approved by the registrant's board of directors. This firm audited the registrant's financial statements for the fiscal years ended September 30, 1999 and 2000. This firm's reports on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a) (1) (v) of Regulation S-K that occurred within the registrant's two most recent fiscal years and the subsequent interim period preceding the effective date of such firm's dismissal.

(b) Effective on October 15, 2001, the firm of Grant Thornton LLP has been engaged to audit the registrant's consolidated balance sheet as of September 30, 2001. The decision to retain this firm was approved by the registrant's board of directors During the registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this firm, neither the registrant, nor any person on its behalf, consulted this firm regarding any matter.

(c) The Registrant has requested Arthur Andersen LLP to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the registrant in response to Item 304(a) (1) of Regulation S-K.

                                    Signature

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        AMERICAN TISSUE INC.


Dated:  October 18, 2001                By:  /s/ Mehdi Gabayzadeh
                                             ----------------------------------
                                             President and
                                             Chief Executive Officer